UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 8, 2023, Purple Innovation, Inc. (“we” or the “Company”) disclosed in its preliminary prospectus supplement to the registration statement on Form S-3 (File No. 333-269005) its preliminary estimate that the Company’s cash on hand at December 31, 2022 was approximately $41.8 million. The Company also disclosed that the estimated balance of the term loan under the financing arrangement entered into by the Company on September 3, 2020 with KeyBank National Association (“KeyBank”) and a group of financial institutions (as amended, the “2020 Credit Agreement”) as of February 8, 2023 was approximately $24.7 million. This estimate is preliminary and represents the most current information available to the Company’s management, as financial closing procedures are not yet complete. Actual results may differ materially from these estimates as a result of the completion of normal year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the year ended December 31, 2022 and the subsequent occurrence or identification of events prior to the formal issuance of financial results.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 9, 2023, Dawn Zier, a member of the Company’s board of directors since November 2020, notified the Company of her decision to not stand for reelection at the Company’s 2023 annual meeting of stockholders, in order to prioritize her time to other commitments. Ms. Zier’s decision not to stand for reelection was not the result of any disagreement with the Company or the board of directors on any matter relating to the Company’s operations, policies, or practices. Ms. Zier intends to remain on the Company’s board of directors until her term ends following the Company’s 2023 annual meeting of stockholders.

ITEM 8.01 OTHER EVENTS

The Company is providing the following updates.

Overview

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, bases, sheets, and other products. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through direct-to-consumer e-commerce and Purple retail showrooms and retail brick-and-mortar wholesale partners. Our wholesale door count increased from approximately 1,400 doors at the end of the third quarter of 2019 to approximately 3,300 doors at the end of the third quarter of 2022. As of December 31, 2022, we had approximately 1,432 employees engaged in research and development, manufacturing, marketing and online sales and service, wholesale development, retail showrooms and in general corporate functions, and approximately 97 temporary workers. As of December 31, 2022, Purple Innovation, Inc. (“we” or the “Company”) had approximately $41.8 million in cash on hand.

Amendment to 2020 Credit Agreement

On September 3, 2020, we entered into a financing arrangement with KeyBank National Association (“KeyBank”) and a group of financial institutions (the “2020 Credit Agreement”). The 2020 Credit Agreement provides for a $45.0 million term loan and a $55.0 million revolving line of credit. As of February 8, 2023, approximately $24.7 million was outstanding under the term loan and no amounts were outstanding under the revolving line of credit.

We are working with KeyBank and the lenders under the 2020 Credit Agreement to amend the 2020 Credit Agreement (the “Amendment”). While the key terms of the Amendment have been agreed to in principle, the Amendment agreement has not been completed and is contingent upon us (i) paying off the outstanding balance on the term loan, which is $24.7 million as of the date of this prospectus, and (ii) raising at least $40.0 million in an equity offering. There can be no guarantee that we will be able to finalize and execute the Amendment.

The Amendment will provide that the maximum leverage ratio covenant will be waived for the first and second quarters of 2023, and revises the ratio to 4.50x for the third quarter of 2023 and 3.00x for the fourth quarter of 2023 and thereafter. In addition, the minimum fixed charge coverage ratio covenant will also be waived for the first and second quarters of 2023, and revised to 1.50x for the third and fourth quarters of 2023, and 2.00x for the first quarter of 2024 and thereafter.

The Amendment will also revise the lease incurrence test to allow us to incur new showroom leases based on the amount of gross proceeds raised in an equity offering, without having to satisfy existing leverage ratio requirements relating to new leases, as follows:

•	If gross proceeds from the offering are greater than or equal to $40.0 million and less than $45.0 million, we can incur six new leases for stores that will open in 2023

•	If gross proceeds from the offering are greater than or equal to $45.0 million and less than $50.0 million, we can incur eight new leases for stores that will open in 2023

•	If gross proceeds from the offering are greater than or equal to $50.0 million, we can incur 10 new leases for stores that will open in 2023 and six new leases for stores that will open in 2024

In addition to the above, beginning in the fourth quarter of 2023, we can begin incurring leases for stores that will open in 2024, subject to leverage ratio requirements. The leverage ratio must be less than 2.50x to sign leases, with up to a maximum of six new leases per quarter, increasing to eight new leases per quarter if the leverage ratio is less than 2.00x.

The Amendment will also provide a minimum consolidated EBITDA covenant for the first and second quarters of 2023 based on our total unrestricted cash and unused revolver availability, as follows:

Total Unrestricted Cash and Unused Revolver Availability	Minimum Consolidated EBITDA Covenant

Greater than or equal to $50.0 million	• First Quarter 2023: $(10.0) million • Second Quarter 2023: $(8.0) million

Greater than or equal to $40.0 million and less than $50.0 million	• First Quarter 2023: $(9.0) million • Second Quarter 2023: $(7.0) million

Greater than or equal to $30.0 million and less than $40.0 million	• First Quarter 2023: $(7.5) million • Second Quarter 2023: $(5.5) million

Less than $30.0 million	• First Quarter 2023: $(6.0) million • Second Quarter 2023: $(4.0) million

The Amendment will also modify the definition of consolidated EBITDA to allow for nonrecurring/one-time and non-cash expenses and certain other expenses that are cash capped, attested, and scheduled by the Chief Financial Officer. In addition, for purposes of the definition of consolidated EBITDA, annual legal expenses will be capped at $5.0 million for 2023 and $2.0 million per year thereafter.

The Amendment will also (i) reduce the amount available under the revolving line of credit to $45.0 million, provided that if the gross proceeds from the offering exceed $50.0 million, the amount available under the revolving line of credit will be $50.0 million, (ii) provide that the maturity date of the 2020 Credit Agreement will spring forward to June 30, 2024 if our consolidated EBITDA is not greater than $15.0 million for 2023, (iii) reduce limits on maximum growth capital expenditures to $32.0 million for 2023 and $35.0 million for 2024 and 2025, and (iv) revise the current minimum liquidity covenant of $25.0 million to provide that it will increase to $30.0 million if the leverage ratio is greater than 3.00x. We will also be required to pay an amendment fee of 2.0% to the lenders. While we believe that the Amendment will provide us with the flexibility we need to execute our operating plan for 2023, there can be no guarantee that the Amendment will be executed or that we will realize the anticipated benefits of the Amendment.

Outlook for Growth

To support our plans for future growth and sustained profitability, we are focusing on the following opportunities:

•	Develop and execute on strategies to meaningfully expand our wholesale business by prioritizing existing door profitability.

•	Prioritize showroom growth, which increased from nine stores in 2020 to 55 stores in 2022, improve showroom economics, and target greater than $2 million sales per store.

•	Build premium brand position to grow market share of the premium mattress category.

•	Refine and enhance marketing strategies to reach a broader audience, increase customer engagement and reduce dependency on price promotions as a means of driving sales.

•	Strengthen research and development disciplines and go-to-market processes to further develop our current product categories and position our business to eventually expand to additional categories.

•	Manage production labor and capacity utilization to promote efficient use of our manufacturing facilities as we grow into our production footprint.

•	Manage input costs, operating efficiencies, and pricing to offset gross profit erosion.

Risk Factor Updates

Risks Relating to our Intellectual Property and Use of Technology

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer, and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. In addition, we may share with third-parties personal information we have collected. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system or the systems of third-parties with which we have shared personal information and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information. Breaches involving any such information could be more likely to the extent we have any material weakness in internal control over financial reporting related to information technology general controls in the areas of user access and segregation of duties related to certain IT systems that support the Company’s financial reporting processes.

We and third-parties with which we have shared personal information have been subject to attempts to breach the security of networks, IT infrastructure, and controls through cyber-attack, malware, computer viruses, social engineering attacks, ransomware attacks, and other means of unauthorized access. For example, in 2022, we experienced a spear-phishing attack that resulted in the unauthorized change to a significant vendor’s bank account to which we made payments that were lost in part until the scheme was discovered. We expect that this attack will result in costs to us of up to $250,000. We anticipate that we may, in the future, continue to be subject to these and similar cyber threats. A breach of systems resulting in the unauthorized release of sensitive data could also adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages, and could also materially increase the costs we already incur to protect against these risks. In addition, cyber-attacks, such as ransomware attacks, if successful, could interfere with our ability to access and use systems and records that are necessary to operate our business. Such attacks could materially adversely affect our reputation, relationships with customers, and operations and could require us to expend significant resources to resolve such issues. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, while losses arising from a breach may be covered in part by insurance that we carry, such coverage may not be adequate for liabilities or losses actually incurred.

We may be subject to data privacy and data breach laws in the states in which we do business, and as we expand into other countries, we may be subject to additional data privacy laws and regulations. In many states, state data privacy laws (such as the California Consumer Privacy Act), including application and interpretation, are rapidly evolving. The rapidly evolving nature of state and federal privacy laws, including potential inconsistencies between such laws and uncertainty as to their application, adds additional compliance costs and increases our risk of non-compliance. While we attempt to comply with such laws, we may not be in compliance at all times in all respects. Failure to comply with such laws may subject us to fines, administrative actions, and reputational harm.

Beneficial Ownership Table

Below is updated information relating to the security ownership of certain beneficial owners as of January 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us regarding the beneficial ownership of shares of common stock of the Company as of January 31, 2023, by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock or Class B common stock;

•	each of our current named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Stock		Class B Stock		Voting Power
5% Stockholders, Directors, Executive Officers(1)	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Percentage of Outstanding Class B Common Stock Beneficially Owned	Percentage of Aggregate Outstanding Voting Power
Coliseum Investors(2)	40,854,130	44.7%	—	—	44.5%
FMR, LLC(3)	11,099,516	12.2%	—	—	12.1%
Joseph B. Megibow(4)	103,500	*	—	—	*
Craig L. Phillips(5)	3,000	*	—	—	*
Robert T. DeMartini(6)	160,472	*	—	—	*
Bennett L. Nussbaum	—	*	—	—	*
John A. Legg(7)	2,075	*	—	—	*
Casey K. McGarvey(8)	155,352	*	95,000	21.2%	*
Patrice A. Varni(9)	3,123	*	—	—	*
Pano T. Anthos(10)	29,920	*	—	—	*
Gary T. DiCamillo(11)	159,774	*	—	—	*
Adam L. Gray(2)	40,854,130	44.7%	—	—	44.5%

Claudia Hollingsworth(12)	41,833	*	—	—	*
Paul J. Zepf(13)	95,506	*	—	—	*
Dawn M. Zier(14)	42,389	*	—	—	*
All directors and executive officers as a group(15) (14 individuals)	41,566,218	45.5%	95,000	21.2%	45.3%

*	Less than 1%
(1)

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043.

(2)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by entities listed below (the “Coliseum Investors”) is based solely on a Schedule 13D/A filed by the Coliseum Investors on January 17, 2023. According to the Schedule 13D/A, the Coliseum Investors and related entities beneficially own shares of Class A common stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	40,854,130	40,854,130	40,854,130
Coliseum Capital, LLC	33,475,078	33,475,078	33,475,078
Coliseum Capital Partners, L.P.	30,341,629	30,341,629	30,341,629
Coliseum Capital Co-Invest III, L.P.	3,133,449	3,133,449	3,133,449
Adam Gray	40,854,130	40,854,130	40,854,130
Christopher Shackelton	40,854,130	40,854,130	40,854,130

The business address of the Coliseum Investors is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC is based solely on a Schedule 13G/A filed by FMR LLC on February 9, 2022. According to the Schedule 13G/A, FMR LLC and related entities beneficially own shares of Class A common stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
FMR LLC	2,914,982	—	7,930,285	—	7,930,285
Abigail P. Johnson	—	—	7,930,285	—	7,930,285

The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Consists of 103,500 shares of Class A common stock as confirmed by Mr. Megibow to the Company on February 1, 2023. Mr. Megibow resigned from his position as Chief Executive Officer and as a director effective December 13, 2021.

(5)	Consists of 3,000 shares of Class A common stock as confirmed by Mr. Phillips to the Company on February 1, 2023. Mr. Phillips’ employment as Chief Financial Officer was terminated August 18, 2021.
(6)

Consists of (i) 23,808 shares of Class A common stock, (ii) 68,332 shares of Class A common stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iii) 68,332 Restricted Stock Units that are scheduled to vest and convert into Class A common stock within 60 days.

(7)	Consists of 2,075 shares of Class A common stock as confirmed by Mr. Legg to the Company on February 2, 2023. Mr. Legg left the Company on April 11, 2022.

(8)

Consists of (i) 78,718 shares of Class A common stock, (ii) 95,000 shares of Class B common stock, (iii) 68,198 shares of Class A common stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iv) 8,436 shares of Class A common stock issuable upon the vesting of Restricted Stock Units within 60 days.

(9)	Consists of 3,123 shares of Class A common stock as of Ms. Varni’s last day of employment. Ms. Varni left the Company on October 18, 2022.
(10)	Consists of 29,920 shares of Class A common stock.
(11)	Consists of (i) 113,083 shares of Class A common stock, and (ii) warrants to purchase 46,691 shares of Class A common stock. Mr. DiCamillo’s warrants expired on February 2, 2023.
(12)

Consists of 41,833 shares of Class A common stock held by i2CEO, LLC. Ms. Hollingsworth has control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(13)	Consists of 95,906 shares of Class A common stock.
(14)	Consists of 42,389 shares of Class A common stock.
(15)

Consists of (i) 41,295,564 shares of Class A common stock, (ii) 95,000 shares of Class B common stock, (iii) 136,530 shares of Class A common stock issuable pursuant to options currently exercisable or exercisable within 60 days, (iv) 87,433 shares of Class A common stock issuable pursuant to RSUs that are expected to vest within 60 days, and (v) warrants to purchase 46,691 shares of Class A common stock.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. Such forward-looking statements include, but are not limited, statements regarding the Company’s December 31, 2022 cash on hand, the proposed Amendment to the 2020 Credit Agreement, and other statements that are not historical facts. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and amended on March 16, 2022, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2023	PURPLE INNOVATION, INC.

	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer